Securities PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 12, 2013, by and between EQM Technologies & Energy, Inc., a Delaware corporation (the “Company”), and Argentum Capital Partners II, L.P. (the “Purchaser”).

WITNESSETH:

WHEREAS, Purchaser directly owns 952,381 shares (the “Series A Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”), which constitute all issued and outstanding shares of Series A Stock; and

WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and the Purchaser desires to purchase from the Company, 952,381 shares (the “Series B Shares”) of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Stock”), which will constitute all issued and outstanding shares of Series B Stock.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Purchase and Sale of Series B Shares.

1.1  Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), (a) the Company shall sell and the Purchaser shall purchase the Series B Shares in exchange for the Series A Shares, (b) the Company shall deliver to the Purchaser an original stock certificate registered in Purchaser’s name evidencing the Series B Shares, and (c) the Purchaser shall deliver to the Company an original stock certificate registered in the Purchaser’s name evidencing the Series A Shares. From and after the Closing, the Purchaser shall cease to have any rights with respect to the Series A Shares exchanged hereunder and the Series A Shares shall be cancelled and be of no further force or effect.

1.2  Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Olshan Frome Wolosky LLP and shall be deemed to have taken place simultaneously with the execution and delivery of this Agreement and the satisfaction of the obligations of the parties under Section 1.1.

1.3  Series B Stock. The Company has adopted and filed with the Secretary of State of the State of Delaware a certificate of designations in the form attached hereto as Exhibit A setting forth the designations, preferences, and relative, participating, optional and other special rights of the Series B Stock (“Series B Certificate of Designations”).

2.  Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

2.1  Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

2.2  Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of: (i) 70,000,000 shares of Common Stock, 41,473,570 shares of which are issued and outstanding immediately prior to the Closing; and (ii) 5,000,000 shares of Preferred Stock, of which (a) 952,381 shares have been designated as Series A Stock, 952,381 shares of which are issued and outstanding immediately prior to the Closing and (b) 952,381 shares have been designated as Series B Stock, no shares of which are issued and outstanding immediately prior to the Closing.

2.3  Authorization. The Company has the requisite power and authority to enter into and perform this Agreement and any other agreements, documents and instruments delivered together with this Agreement or in connection herewith (the “Transaction Documents”) and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company’s Board of Directors (the “Board”) or the Company’s stockholders is required. The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

2.4  Approvals and Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to issue and sell the Series B Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

2.5  Due and Valid Issuance. The Series B Shares, when issued and fully paid for in accordance with the terms of the Transaction Documents, will be validly issued, full paid and non-assessable. The shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issued or issuable upon conversion of the Series B Shares (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion, and when issued in accordance with the terms of the Series B Certificate of Designations, will be validly issued, full paid and non-assessable.

2.6  Material Compliance with Applicable Laws. Neither the Company nor any of its subsidiaries are in material violation of, and neither the execution, delivery nor performance of any of the Transaction Documents has or will result in a violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries.

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2.7  Finders. The Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Purchaser, its officers, directors, affiliates, subsidiaries, employees and agents (as applicable) from liability for any compensation to any such intermediary retained by the Company and the fees and expenses of defending against such liability or alleged liability.

2.8  Accurate Information. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company or any subsidiary, its business and the transactions contemplated hereby, is true and correct in all material respects.

2.9  Survival. The foregoing representations, warranties and agreements shall survive the execution of this Agreement indefinitely.

3.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to and agrees with the Company as follows:

3.1  Organization of the Purchaser. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite entity power to own its assets and to carry on its business.

3.2  Authorization. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Series B Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary entity action, and no further consent or authorization of the Purchaser or its Board of Directors, partners or members, as the case may be, is required. The Transaction Documents have been duly authorized, executed and delivered by the Purchaser and constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.3  Approvals and Consents. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Series B Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.4  Ownership of Series A Shares. The Purchaser is the owner of the Series A Shares, free and clear of all liens.

3.5  Investment. The Purchaser is acquiring the Series B Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in the Series B Shares. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity with respect to the Series B Shares.

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3.6  Exemption From Registration. The Purchaser acknowledges that the sale of the Series B Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act. In furtherance thereof, the Purchaser represents and warrants to the Company as follows:

(i)  The Purchaser realizes that the basis for the exemption from registration under the Securities Act may not be present if, notwithstanding any representation and/or warranty to the contrary contained in this Agreement, the Purchaser has in mind merely acquiring the Series B Shares for a fixed or determinable period of time;

(ii)  The Purchaser has the financial ability to bear the economic risk of its investment in the Series B Shares, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

(iii)  The Purchaser has such knowledge and experience in financial, and business matters as to be capable of evaluating the merits and risks of an investment in the Series B Shares.

3.7  Accredited Investor. The Purchaser is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

3.8  Available Information. The Purchaser:

(i)  Has been furnished by the Company in connection with the sale of the Series B Shares with all information regarding the Company, the terms and conditions of the sale of the Series B Shares and any additional information that the Purchaser, its representative, attorney and/or accountant has requested or desired to know for a reasonable time prior to the date hereof;

(ii)  Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the sale of the Series B Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iii)  Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the sale of the Series B Shares and other matters pertaining to an investment in the Series B Shares, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Series B Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

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(iv)  Has not been furnished with any oral representation or oral information in connection with the sale of the Series B Shares; and

(v)  Has determined that the Series B Shares are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of its investment in the Series B Shares.

3.9  Purchaser Representative. The Purchaser is not relying on any statements or representations made by the Company or its affiliates or any purchaser representative with respect to economic considerations involved in an investment in the Series B Shares.

3.10  Transfer Restrictions. The Purchaser shall not sell or otherwise transfer the Series B Shares or any of the Conversion Shares without registration under the Securities Act or an exemption therefrom, and the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser’s purchase because, among other reasons, neither the Series B Shares nor the Conversion Shares have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, the Purchaser is aware that the Series B Shares are, and the Conversion Shares will be when issued, “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act. The Purchaser further understands that sale or transfer of the Series B Shares and the Conversion Shares is further restricted by state securities laws and the provisions of this Agreement.

3.11  Entire Agreement. No representation or warranty has been made to the Purchaser by the Company, or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein and in purchasing the Series B Shares the Purchaser is not relying upon any representations other than those contained herein.

3.12  Purchaser Information. Any information that the Purchaser has previously furnished, or is now furnishing to the Company with respect to the Purchaser’s financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information, the Purchaser will immediately furnish revised or corrected information to the Company.

3.13  Legends. The Purchaser understands and acknowledges that that the Series B Shares and each certificate representing the Conversion Shares may be endorsed with substantially the following legends:

(i)  “THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR UNDER ANY STATE SECURITIES LAW AND THESE SHARES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”; and

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(ii)  any other legends required by applicable state or federal securities laws or any applicable state laws regulating the Company’s business.

3.14  Non-Marketable Investments. The Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Series B Shares will not cause such overall commitment to become excessive.

3.15  Finders. The Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from liability for any compensation to any such intermediary retained by the Purchaser and the fees and expenses of defending against such liability or alleged liability.

3.16  Survival. The foregoing representations, warranties and agreements shall survive the execution of this Agreement indefinitely.

4.  Covenants.

4.1  Reporting Requirements. The Company will furnish the following information to the Purchaser while the Series B Shares remains outstanding:

(i)  promptly when available and in any event not later than 120 days after the end of each of the Company’s fiscal years, consolidated financial statements showing its financial condition, the results of its operations, a balance sheet and related statements of income, stockholders’ equity, and changes in its cash flows and financial position for the year then ended, all of which financial statements must be audited in accordance with generally accepted auditing standards by an independent certified public accounting firm selected by the Company and shall be prepared and presented in accordance with GAAP, consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and shall be accompanied by an audit report of the Company’s independent certified public accountants; and

(ii)  promptly when available and in any event not later than 60 days after the end of each calendar quarter of the Company, a quarterly consolidated income statement, balance sheet and changes in its cash flows, (A) showing the Company’s financial condition and the results of the Company’s operations for the periods covered by such statements in reasonable detail, (B) prepared in accordance with GAAP, consistently applied during the periods involved (except as may be indicated therein or in the notes thereto or as otherwise disclosed to the Purchaser), and (C) containing all disclosures required to fully and accurately present the financial position and results of operations of the Company (subject to normal year-end adjustments and the omission of footnotes) and to make such statements not misleading under the circumstances.

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Notwithstanding the foregoing, the Company will not be required to furnish to the Purchaser the information described in clause (i) above with respect to a given fiscal year or clause (ii) above with respect to a given calendar quarter, as applicable, if the Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q including the information otherwise required to be furnished to the Purchaser under this Section 4.1 for the applicable period.

4.2  Purchaser Indemnification. The Purchaser agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (i) any sale or distribution of the Series B Shares or the Conversion Shares by the Purchaser in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (ii) any false representation or warranty or any breach or failure by the Purchaser to comply with any covenant made by the Purchaser in this Agreement or any other document furnished by the Purchaser to any of the foregoing in connection with this transaction.

5.  General Provisions.

5.1  Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter, and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any failure by the Company or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights. This Agreement may not be amended or modified or the provisions hereof waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the party against whom such amendment, modification, or waiver is sought to be enforced.

5.2  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser:

Argentum Capital Partners II, L.P.
60 Madison Avenue, Suite 701
New York, NY 10010
Attention: Walter H. Barandiaran
Fax: (212) 949-8294

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If to the Company:

EQM Technologies & Energy, Inc.
1800 Carillon Boulevard
Cincinnati, Ohio 45240
Attention: Robert Galvin
Fax No.: (513) 825-7495

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Adam W. Finerman, Esq.
Fax No.: (212) 451-2222

5.3  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.4  Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Purchaser and each of their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto; provided, that the Purchaser shall be permitted to transfer or assign any of its rights, interests or obligations hereunder to any member or affiliate of the Purchaser (collectively, the “Permitted Transferees” and, individually, a “Permitted Transferee”) without the prior written consent of the Company; provided, that any such Permitted Transferee shall have provided its prior written consent to be bound by the terms and conditions of this Agreement as a Purchaser hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

5.5  Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.6  Headings. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7  Pronouns. Whenever the pronouns “it” or “its” are used herein, they shall also be deemed to mean “he” or “his” or “she” or “hers” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

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5.8  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

5.9  Information Confidential. The Purchaser acknowledges that the information received by it pursuant hereto may be confidential and is for its use only. The Purchaser agrees that it will not use such information in violation of the Exchange Act, or reproduce, disclose or disseminate such information to any other person, unless the Company has made such information available to the public generally.

5.10  Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page FollowS]

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[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

EQM Technologies & Energy, Inc.

By:	/s/ Robert R. Galvin
	Name:	Robert R. Galvin
	Title:	Chief Financial Officer

ARGENTUM CAPITAL PARTNERS II, L.P.

By:	Argentum Partners II, LLC,
its General Partner

By:	Argentum Investments, LLC,
its Managing Member

	By:	/s/ Walter H. Barandiaran
Walter H. Barandiaran, Managing Member

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Exhibit A

Series B Convertible Preferred Stock Certificate of Designations